   As filed with the Securities and Exchange Commission on November 13, 1997
                                                     Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           -------------------------

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                           -------------------------

                             CENTENNIAL HEALTHCARE
                                  CORPORATION
            (Exact name of registrant as specified in its charter)

            Georgia                                            58-1839701
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

                         400 Perimeter Center Terrace,
                                   Suite 650
                            Atlanta, Georgia 30346
  (Address, including zip code, of registrant's principal executive offices)

                             AMENDED AND RESTATED
                       CENTENNIAL HEALTHCARE CORPORATION
                                1997 STOCK PLAN

                             (Full title of plan)

                                 Alan C. Dahl
                            Chief Financial Officer
                         400 Perimeter Center Terrace
                                   Suite 650
                            Atlanta, Georgia 30346
                                (770) 698-9040
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)

                                   Copy to:

                             Paul A. Quiros, Esq.
                                King & Spalding
                             191 Peachtree Street
                          Atlanta, Georgia 30303-1763
                                (404) 572-4600

                        CALCULATION OF REGISTRATION FEE

================================================================================

                                           Proposed
                                           Maximum     Proposed
                                           Offering    Maximum
                              Amount to     Price     Aggregate      Amount of
 Title of Securities to be        be         Per       Offering    Registration
 Registered                   Registered   Share(1)    Price(1)         Fee
--------------------------------------------------------------------------------
Common Stock, par value
 $.01 per share............    482,790     $20.41     $9,853,744      $2,987
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the average price of the total of (i) options previously granted for approximately 45,600 shares of Common Stock of Registrant pursuant to the Amended and Restated Centennial HealthCare Corporation 1997 Stock Plan (the "Plan") at an exercise price of $16.00 per share and (ii) the average of the high and low prices of the Registrant's Common Stock on November 7, 1997 as reported by the Nasdaq National Market for approximately 437,200 shares of Common Stock under the Plan for which options have not been granted or stock appreciation rights have not been awarded.
================================================================================

                                     PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

   The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference in this registration statement (the "Registration Statement") pursuant to Item 3 of Part II below, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

   The following documents have been previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") and are incorporated by reference in this Registration Statement:

       (a) The Registrant's Prospectus dated July 2, 1997;

       (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 as filed with the Commission on August 14, 1997; and

       (c) The description of the Registrant's common stock, par value $.01 per share ("Common Stock"), contained in the Registration Statement on Form 8-A, dated June 27, 1997, filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment filed for the purpose of updating such description.

   In addition, all documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered hereunder have been sold or that deregister all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.


Item 4.  Description of Securities.
         -------------------------

         Not applicable.


Item 5.  Interest of Named Experts and Counsel.
         -------------------------------------

         Not applicable.


Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

   In accordance with the Georgia Business Corporation Code ("GBCC"), the Registrant's Third Amended and Restated Articles of Incorporation (the "Articles") provide that directors of the Registrant shall not be liable to the Registrant or its shareholders for monetary damages for breach of duty of care or other duty as a director, except: (A) for any appropriation, in violation of the director's duties, of any business opportunity of the Registrant; (B) for acts or omissions which involve intentional misconduct or a knowing violation of law;
(C) for unlawful payments of dividends or unlawful stock repurchases and redemptions; or (D) for any transaction from which the director received an improper personal benefit. This provision pertains only to breaches of duty by directors in their capacity as directors (and not in any other corporate capacity, such as officers) and limits liability only for breaches of fiduciary duties under Georgia corporate law (and not for violation of other laws, such as the federal securities laws).

   The Registrant's Articles and Amended and Restated Bylaws (the "Bylaws") provide that the Registrant shall indemnify and hold harmless each of its directors, officers, employees and agents to the extent that such person is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding, provided, however, that, pursuant to the GBCC, no indemnification shall be made for: (1) any appropriation, in violation of his duties, of any business opportunity of the Registrant; (2) acts or omissions which involve intentional misconduct or a knowing violation of law; (3) for unlawful payments of dividends or unlawful stock repurchases and redemptions; or (4) any transaction from which the director, officer, employee or agent of the Registrant received an improper personal benefit.

   Pursuant to the Registrant's Bylaws, the Registrant may obtain insurance on behalf of any director, officer, employee or agent of the Registrant against any liability asserted against or incurred by such person in any such capacity, whether or not the Registrant has the power to indemnify such person against such liability under the Articles, Bylaws or GBCC.


Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.


Item 8.  Exhibits.
         --------

Exhibit    Description
-------    -----------

4.1 Third Amended and Restated Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of Registrant's Registration Statement on Form S-1, Registration No. 333-24267).

4.2 Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.2 of Registrant's Registration Statement on Form S-1, Registration No. 333-24267).

4.3        Amended and Restated Centennial HealthCare Corporation 1997 Stock
           Plan.

4.4 Form of Stock Option Agreement pursuant to Amended and Restated Centennial HealthCare Corporation 1997 Stock Plan.

4.5 Form of Non-Employee Director Stock Option Agreement pursuant to Amended and Restated Centennial HealthCare Corporation 1997 Stock Plan.

5.1 Opinion of King & Spalding regarding legality of shares being registered.

23.1       Consent of Coopers & Lybrand L.L.P.

23.2       Consent of King & Spalding (included in Exhibit 5.1).

24.1       Power of Attorney (included on signature page).

Item 9.  Undertakings.
         ------------

   The undersigned Registrant hereby undertakes:

   (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (a) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

   Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 10th day of November, 1997.

                          CENTENNIAL HEALTHCARE CORPORATION

                           By: /s/ Alan C. Dahl
                              --------------------------------------------
                              Alan C. Dahl
                              Executive Vice President and Chief Financial
                              Officer

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan C. Dahl and J. Stephen Eaton and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature                Title                                Date
---------                -----                                ----

/s/ J. Stephen Eaton
----------------------   Chairman of the Board, President     November 10, 1997
J. Stephen Eaton         and Chief Executive Officer
                         (Principal Executive Officer)
/s/ Alan C. Dahl
----------------------   Executive Vice President,            November 10,  1997
Alan C. Dahl             Chief Financial Officer and Director
                         (Principal Financial and
                         Accounting Officer)
/s/ Andrew M. Paul
----------------------   Director                             November 11, 1997
Andrew M. Paul

/s/ James B. Hoover
----------------------   Director                             November 11, 1997
James B. Hoover


/s/ Robert A. Ortenzio
----------------------   Director                             November 11, 1997
Robert A. Ortenzio

/s/ Bertil D. Nordin
----------------------   Director                             November 11, 1997
Bertil D. Nordin

                                 EXHIBIT INDEX
                                 -------------


Exhibit           Description                                             Page
-------           -----------                                             ----

4.1               Third Amended and Restated Articles of
                  Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of Registrant's Registration Statement on Form S-1, Registration No. 333-24267).



4.2               Amended and Restated Bylaws of Registrant
                  (incorporated by reference to Exhibit 3.2 of Registrant's Registration Statement on Form S-1, Registration No. 333-24267).

4.3               Amended and Restated Centennial HealthCare               1
                  Corporation 1997 Stock Plan.

4.4               Form of Stock Option Agreement pursuant to               18
                  Amended and Restated Centennial HealthCare
                  Corporation 1997 Stock  Plan.

4.5               Form of Non-Employee Director Stock Option
                  Agreement pursuant to Amended and Restated
                  Centennial HealthCare Corporation 1997 Stock
                  Plan.                                                    24

5.1               Opinion of King & Spalding regarding legality
                  of shares being registered.                              29

23.1              Consent of Coopers & Lybrand L.L.P.                     30

23.2              Consent of King & Spalding (included in Exhibit 5.1).

24.1              Power of Attorney (included on signature page).